Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended June 30, 2025 and Declaration of Distributions on Common Stock for the Months Ending October 31, November 30, and December 31, 2025.

GREENWICH, CT – 8/7/2025 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQZ) (NasdaqGS: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended June 30, 2025.

•	On July 30, 2025, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
October 31, 2025	October 17, 2025	October 31, 2025	$0.035
November 30, 2025	November 14, 2025	November 28, 2025	$0.035
December 31, 2025	December 17, 2025	December 31, 2025	$0.035

•	Net asset value (“NAV”) per share as of June 30, 2025 stood at $2.06, compared with a NAV per share on March 31, 2025 of $2.09.

•	Net investment income (“NII”) was approximately $5.5 million, or $0.08 per share, for the quarter ended June 30, 2025, compared with approximately $6.1 million, or $0.09 per share, for the quarter ended March 31, 2025.

•	Total investment income for the quarter ended June 30, 2025 amounted to approximately $9.5 million, compared with approximately $10.2 million for the quarter ended March 31, 2025.

o	For the quarter ended June 30, 2025 we recorded investment income from our portfolio as follows:

▪	$5.1 million from our debt investments;

▪	$3.9 million from our CLO equity investments; and

▪	$0.6 million from other income.

•	Our total expenses for the quarter ended June 30, 2025 were approximately $4.0 million, compared with total expenses of approximately $4.1 million for the quarter ended March 31, 2025.

•	As of June 30, 2025, the following metrics applied (note that none of these metrics represented a total return to shareholders):

o	The weighted average yield of our debt investments was 14.5% at current cost, compared with 14.3% as of March 31, 2025;
o	The weighted average effective yield of our CLO equity investments at current cost was 8.8%, compared with 9.0% as of March 31, 2025;
o	The weighted average cash distribution yield of our cash income producing senior secured note investments at current cost was 9.0%, compared with 9.7% as of March 31, 2025; and
o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 13.8%, compared with 15.5% as of March 31, 2025.

•	For the quarter ended June 30, 2025, we recorded a net increase in net assets resulting from operations of approximately $4.4 million, consisting of:

o	NII of approximately $5.5 million;
o	Net realized losses of approximately $2.4 million; and
o	Net unrealized appreciation of approximately $1.3 million.

•	During the second quarter of 2025, our investment activity consisted of repayments of approximately $233,000. No purchases or sales were made during the quarter.

•	Our weighted average credit rating was 2.2 based on total fair value and 2.3 based on total principal amount as of June 30, 2025, which was approximately the same as of March 31, 2025.

•	As of June 30, 2025, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had an aggregate fair value of approximately $5.0 million.

•	For the quarter ended June 30, 2025, we issued a total of approximately 4.9 million shares of common stock pursuant to an “at-the-market” offering. After deducting the sales agent’s commissions and offering expenses, this resulted in net proceeds of approximately $11.6 million. As of June 30, 2025, we had approximately 76.2 million shares of common stock outstanding.

We will hold a conference call to discuss second quarter results today, Thursday, August 7th, 2025 at 9:00 AM ET. The toll-free dial-in number is 1-800-549-8228. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-888-660-6264. The replay pass-code number is 03418#.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $339,846,632 and $358,356,496, respectively)	$236,462,846	$256,238,759
Affiliated investments (cost: $16,814,586 and $16,836,822, respectively)	5,044,152	4,614,100
Cash and cash equivalents	29,794,174	34,926,468
Interest and distributions receivable	2,287,473	2,724,049
Other assets	1,258,005	1,227,598
Total assets	$274,846,650	$299,730,974

LIABILITIES
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $150,836 and $309,812, respectively.	34,639,914	44,480,938
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $1,190,431 and $1,381,619, respectively	79,309,569	79,118,381
Securities purchased, not settled	—	12,027,463
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,036,312	1,215,964
Accrued interest payable	1,100,321	1,204,487
Accrued expenses	1,337,818	1,018,261
Total liabilities	117,423,934	139,065,494

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 76,236,738 and 69,758,938 shares issued and outstanding, respectively	762,367	697,590
Capital in excess of par value	503,430,218	487,943,476
Total distributable earnings/(accumulated losses)	(346,769,869)	(327,975,586)
Total net assets	157,422,716	160,665,480
Total liabilities and net assets	$274,846,650	$299,730,974
Net asset value per common share	$2.06	$2.30

OXFORD SQUARE CAPITAL CORP.

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$5,085,450	$7,021,819	$10,620,205	$13,442,866
Income from securitization vehicles and investments	3,855,072	3,885,916	7,811,125	7,818,290
Other income	581,659	537,721	1,251,901	861,724
Total investment income from non-affiliated/non-control investments	9,522,181	11,445,456	19,683,231	22,122,880
Total investment income	9,522,181	11,445,456	19,683,231	22,122,880
EXPENSES
Interest expense	1,929,045	1,960,984	3,888,332	3,921,966
Base Fee	1,036,312	1,023,352	2,095,097	2,011,168
Professional fees	444,251	491,037	767,703	802,784
Compensation expense	228,296	174,482	467,873	381,380
General and administrative	360,127	447,519	715,386	794,144
Excise tax	24,585	(373,824)	145,401	(48,024)
Total expenses before incentive fees	4,022,616	3,723,550	8,079,792	7,863,418
Net Investment Income Incentive Fees	—	—	—	—
Capital gains incentive fees	—	—	—	—
Total incentive fees	—	—	—	—
Total expenses	4,022,616	3,723,550	8,079,792	7,863,418
Net investment income	5,499,565	7,721,906	11,603,439	14,259,462
NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) AND REALIZED GAINS/(LOSSES) ON INVESTMENT TRANSACTIONS
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	99,969	30,353,371	(1,266,049)	30,498,482
Affiliated investments	1,153,166	(2,376,310)	452,288	(2,732,427)
Total net change in unrealized appreciation/(depreciation) on investments	1,253,135	27,977,061	(813,761)	27,766,055
Net realized losses:
Non-affiliated/non-control investments	(2,321,562)	(30,439,962)	(14,480,057)	(38,534,902)
Extinguishment of debt	(45,781)	—	(45,781)	—
Total net realized losses	(2,367,343)	(30,439,962)	(14,525,838)	(38,534,902)
Net increase/(decrease) in net assets resulting from operations	$4,385,357	$5,259,005	$(3,736,160)	$3,490,615
Net increase in net assets resulting from net investment income per common share (Basic and Diluted)	$0.08	$0.13	$0.16	$0.24
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted)	$0.06	$0.09	$(0.05)	$0.06
Weighted average shares of common stock outstanding (Basic and Diluted)	73,243,091	60,654,421	71,622,922	60,146,853
Distributions per share	$0.105	$0.105	$0.210	$0.210

FINANCIAL HIGHLIGHTS (Unaudited)

Financial highlights for the three and six months ended June 30, 2025 and 2024, respectively, are as follows:

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Per Share Data
Net asset value at beginning of period	$2.09	$2.42	$2.30	$2.55
Net investment income(1)	0.08	0.13	0.16	0.24
Net realized and unrealized (losses)/gains(2)	(0.02)	(0.04)	(0.21)	(0.18)
Net (decrease)/increase in net asset value from operations	0.06	0.09	(0.05)	0.06
Distributions per share from net investment income	(0.11)	(0.11)	(0.21)	(0.21)
Tax return of capital distributions(3)	—	—	—	—
Total distributions	(0.11)	(0.11)	(0.21)	(0.21)
Effect of shares issued	0.02	0.03	0.02	0.03
Net asset value at end of period	$2.06	$2.43	$2.06	$2.43
Per share market value at beginning of period	$2.61	$3.17	$2.44	$2.86
Per share market value at end of period	$2.23	$2.94	$2.23	$2.94
Total return based on market value(4)	(10.49)%	(4.06)%	(0.30)%	9.98%
Total return based on net asset value(5)	3.59%	4.75%	(1.30)%	3.53%
Shares outstanding at end of period	76,236,738	62,705,628	76,236,738	62,705,628

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$157,423	$152,412	$157,423	$152,412
Average net assets (000’s)	$152,126	$146,781	$152,806	$147,520
Ratio of expenses to average net assets(6)	10.78%	11.15%	10.62%	10.99%
Ratio of net investment income to average net assets(6)	14.26%	20.04%	15.15%	19.00%
Portfolio turnover rate(7)	—%	7.02%	6.40%	14.37%

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date investment sales and debt repayments or year-to-date investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental ratios (annualized) measured for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Ratio of expenses to average net assets:
Net investment income incentive fees	—%	—%	—%	—%
Capital gains incentive fees	—%	—%	—%	—%
Ratio of expenses, excluding interest expense to average net assets	5.70%	5.81%	5.53%	5.68%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and, to a lesser extent, debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280

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